Exhibit 99.1

Storage Computer Corporation Announces Results for Second Quarter of
2004

    NASHUA, N.H.--(BUSINESS WIRE)--Aug. 17, 2004--Storage Computer Corporation (AMEX:SOS), a leading worldwide provider of high-performance storage and data delivery systems, today announced the Company's results for the second quarter ended June 30, 2004. Revenue for the quarter was $122,140 versus $147,776 for the second quarter of 2004. Revenue for the six months ended June 30, 2004 was $213,158 versus $425,760 for the six months ended June 30, 2003.
    The net loss for the three months ended June 30, 2004 was $890,086 compared to a net loss of $1,184,466 for the three months ended June 30, 2003. The fully diluted loss per share available to common stockholders was $0.02 for the three months ended June 30, 2004 compared to $0.03 for the three months ended June 30, 2003.
    The net loss for the six months ended June 30, 2004 was $1,845,296 compared to a net loss of $2,388,550 for the six months ended June 30, 2003. The fully diluted loss per share available to common stockholders was $0.05 for the six months ended June 30, 2004 compared to $0.07 for the six months ended June 30, 2003. Dividends on preferred stock including amortization of the beneficial conversion features were $17,595 ($0.00 per share) for the six months ended June 30, 2003. There were no such dividends in the six months ended June 30, 2004.
    As reported in previous quarters, we continue to operate at low overhead levels to conserve cash. Total costs and expenses for the three months ended June 30, 2004 were $849,484 compared to $1,522,836 for the three months ended June 30, 2003. Costs and expenses for the six months ended June 30, 2004 were $1,851,494 compared to $2,998,849 for the six months ended June 30, 2003. Our current infrastructure and staffing levels do allow us to respond to business opportunities as they develop. Net cash used in operations was $458,188 for the six months ended June 30, 2004 compared to $2,180,150 for the six months ended June 30, 2003.
    "Our new products have been positively received in the marketplace," noted Ted Goodlander, President and Chief Executive Officer. "It has taken longer and been more difficult than we anticipated to find and train qualified channel partners. We have had some recent successes in signing OEM and Distribution Agreements with some significant Companies in our market space. We believe that as a result of these actions we will soon begin to experience the long awaited improvement in revenue".

    About Storage Computer Corporation

    Storage Computer Corporation (AMEX:SOS), a leading worldwide provider of high performance storage solutions, develops and manufactures software-driven, multi-host storage solutions for powering advanced business applications. Based on open system architectures Storage Computer's high-bandwidth storage technology supports a great variety of applications, including advanced database activities, interactive multi-media, multi-cast content, medical imaging and more. Storage Computer's worldwide headquarters are in Nashua, New Hampshire, with subsidiaries and distribution in over 20 countries. Company information may be found at http://www.storage.com.
    This press release may contain forward-looking statements to future events or future financial performance that involves risks and uncertainties. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10-K and 10-Q.



                     Storage Computer Corporation
           Consolidated Statement of Operations (Unaudited)

                       Three Month Ended         Six Months Ended
                    ------------------------ -------------------------
                      June 30,     June 30,     June 30,     June 30,
                        2004         2003         2004         2003
                    ----------- ------------ ------------ ------------
Revenues:
 Products and
  services            $122,140     $147,776     $213,158     $425,760
 License fees               --           --           --           --
                    ----------- ------------ ------------ ------------
  Total revenues       122,140      147,776      213,158      425,760
                    ----------- ------------ ------------ ------------
Costs and expenses:
 Cost of products
  and services         183,830      231,611      393,768      487,672
 Cost of license
  fees, primarily
  legal fees                --      269,366           --      529,081
 Research and
  development          217,763      359,662      431,091      645,571
 Sales and marketing    89,023      161,925      219,966      324,116
 General and
  administrative       214,868      356,272      518,669      733,409
 Amortization of
  intangibles          144,000      144,000      288,000      288,000
                    ----------- ------------ ------------ ------------
  Total costs and
   expenses            849,484    1,522,836    1,851,494    2,998,849
                    ----------- ------------ ------------ ------------
Operating loss        (727,344)  (1,375,060)  (1,638,336)  (2,573,089)
                    ----------- ------------ ------------ ------------
Other income (expense), net:
 Interest expense,
  net                  (58,205)      (5,082)     (99,851)      (9,562)
 Other income
  (expense)           (104,537)     193,676     (107,109)     194,101
                    ----------- ------------ ------------ ------------
Total other income
 (expense), net       (162,742)     188,594     (206,960)     184,539
                    ----------- ------------ ------------ ------------
Net loss            $(890,086) $(1,186,466) $(1,845,296) $(2,388,550)

 Dividends on preferred
  stock including
  amortization of
  the beneficial
  conversion features      --           --           --      (17,595)
                    ----------- ------------ ------------ ------------
 Net Loss applicable
  to common
  stockholders       $(890,086) $(1,186,466) $(1,845,296) $(2,406,145)
                    ----------- ------------ ------------ ------------
 Loss applicable to
  common stockholders
  per basic and
  dilutive share        $(0.02)      $(0.03)      $(0.05)      $(0.07)
 Basic and
  dilutive shares
  outstanding       38,903,136   36,285,714   38,801,805   35,358,918



                     Storage Computer Corporation
                 Condensed Consolidated Balance Sheets


                                             June 30,     December 31,
                                               2004           2003
                                        ------------------------------
                                           (unaudited)

Cash and cash equivalents                      $12,096        $72,581
Accounts receivable, inventories and
 other current assets                        1,181,663      1,713,268
                                        ------------------------------
    Total current assets                     1,193,759      1,785,849
Non-current assets, primarily goodwill,
 net                                         3,624,898      3,987,377
                                        ------------------------------
     Total assets                           $4,818,657     $5,773,226
                                        ==============================


Current liabilities                         $4,041,562      3,352,948
Shareholders' equity                           777,095      2,420,278
                                        ------------------------------
      Total liabilities and
       shareholders' equity                 $4,818,657     $5,773,226
                                        ==============================

    CONTACT: Storage Computer Corporation
             Michael J. O'Donnell, 603-880-3005
             ir@storage.com